UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 11, 2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)
On December 11, 2007, Ms. Virginia A. Kamsky, a Class II Director of Olin Corporation (the "Company"), advised the Company that she had decided not to stand for re-election and will resign as a Director of the Company and as a member of the Compensation Committee and the Directors and Corporate Governance Committee, effective on April 24, 2008.  In her resignation, a copy of which is filed as Exhibit 99.1 to this filing, Ms. Kamsky indicated that her resignation related to her heavy commitments in China. To the knowledge of the Company, Ms. Kamsky did not resign due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01.                Financial Statements and Exhibits.

Exhibit No.	Exhibit
99.1	Letter confirming board resignation from Virginia A. Kamsky dated December 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        OLIN CORPORATION

        By:           /s/George H. Pain
Name:      George H. Pain
Title:        Vice President, General
Counsel and Secretary

Date:  December 17, 2007